Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________
                              FRESENIUS USA, INC.
             (Exact name of registrant as specified in its charter)

Massachusetts                             04-2550576
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification Number)

                             2637 Shadelands Drive
                         Walnut Creek, California 94598

         (Address, of principal executive offices, including zip code)

                             1987 Stock Option Plan
                            (Full title of the plan)
                           _________________________

                                  Ben J. Lipps
                              Fresenius USA, Inc.
                             2637 Shadelands Drive
                         Walnut Creek, California 94598
                                (510) 295-0200

             (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                               __________________
                  Please send copies of all communications to:
                           Winthrop G. Minot, ESQUIRE
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                 (617) 951-7000

                        CALCULATION OF REGISTRATION FEE
Title of each     Amount to     Proposed       Proposed        Amount of
class             be            maximum        maximum         registration
securities to     registered    offering       aggregate       fee
be registered                   price per      offering
                                share<F1>      price<F1>

Common Stock -    1,500,000     $8.13          $12,195,000.00  $4,335.00
$.01 Par Value


<F>
<F1>  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices of Fresenius USA, Inc., Common Stock, par value $0.01, reported on the American Stock Exchange on June 5, 1995.




                            Exhibit Index on page 8;
                              Page 1 of 17 pages.




                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


               Note: The document(s) containing the information on the 1987 Stock Option Plan required by Item 1 of the Form S-8 and the statement of availability of registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of all of the documents included in such file.

               Pursuant to Rule 429, this Registration Statement and the Prospectus contained herein also relate to Common Stock of Fresenius USA, Inc. to be sold under the Plan covered by Registration Statements No. 33-25522 and 33-38435.



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                            Page 2 of 17 pages.



                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

  Fresenius USA, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

  (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, as amended, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended (the "Act").

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

  (c) The description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A (Commission File Number 1-8350), filed pursuant to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Registrant pursuant to Section
13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.





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                         Page 3 of 17 pages.




Item 6.  Indemnification of Directors and Officers.

  Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides that indemnification of directors, officers, employees and other agents of a corporation may be provided by a corporation to whatever extent authorized by (i) the articles of organization, or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Section 9 of the Registrant's by-laws requires the Registrant, to the extent legally permissible, to indemnify directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or her may be threatened, while in office or thereafter, by reason of his or her being or having been such a director, officer or trustee, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant; provided, however, that as to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant: (a) by a disinterested majority of the directors then in office, or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that this action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

  Pursuant to an agreement amended and restated as of October 2, 1987 between Fresenius A.G., the beneficial owner of 71.8% of the Company's Common Stock and 100% of the Company s Series F Preferred Stock, and Ulrich Wagner, a director of the Company, Fresenius A.G. has agreed to indemnify Mr. Wagner for any and all costs or expenses incurred by Mr. Wagner in his capacity as a director of the Company.

Item 7.  Exemption From Registration Claimed.

  Not Applicable.



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                            Page 4 of 17 pages.




Item 8.   Exhibits.

Exhibit Number

      4     1987 Stock Option Plan.

      5     Opinion of Ropes & Gray.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement)

      24 Powers of Attorney (included on page 7 of this Registration Statement under the caption "Power of Attorney").

Item 9.  Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                             Page 5 of 17 pages.




     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                          Page 6 of 17 pages.




                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on the 31st day of May, 1995.
                                        FRESENIUS USA, INC.

                                        By: /s/ Ben Lipps
                                            Ben Lipps
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Ben Lipps and Heinz Schmidt, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature                  Capacity in Which Signed                    Date


/s/ Ben Lipps              Chief Executive Officer, President,        5/31/95
 Ben Lipps                 Chief Operating Officer and Director
                           (principal executive officer)

/s/ Heinz Schmidt          Vice President-Finance and Treasurer       5/31/95
 Heinz Schmidt             (principal financial officer and
                           principal accounting officer)

/s/ Gerd Krick             Chairman of the Board                      5/31/95
 Gerd Krick                and Director

/s/ Francis Baker          Director                                   5/31/95
 Francis Baker

/s/ Robert Ehrlich         Director                                   5/31/95
 Robert Ehrlich

/s/ James Marten           Director                                   5/31/95
 James Marten

/s/ Mathias Klingler       Director                                   5/31/95
 Mathias Klingler

/s/ Ulrich Wagner          Director                                   5/31/95
 Ulrich Wagner

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                                Page 7 of 17 pages.





EXHIBIT INDEX


                Number      Title of Exhibit                           Page

                4           1987 Stock Option Plan                      9

                5           Opinion of Ropes & Gray                    16

                23.1        Consent of KPMG Peat Marwick LLP           17

                23.2        Consent of Ropes & Gray (contained in
                            the opinion filed as Exhibit 5 to
                            this Registration Statement)

                24          Powers of Attorney (included on pages
                            of this Registration Statement under
                            the caption "Power of Attorney")






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                          Page 8 of 17 pages.